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                                                                     Exhibit 3.2



















                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         FRANKLIN PLASTICS HOLDINGS LLC

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         FRANKLIN PLASTICS HOLDINGS LLC

                                TABLE OF CONTENTS

                                                                          PAGE


                                    ARTICLE I
                            ORGANIZATIONAL MATTERS .......................   1

      1.1   Formation ....................................................   1
      1.2   Name .........................................................   1
      1.3   Registered Office and Principal Office of Company ............   1
      1.4   Term .........................................................   1
      1.5   Assumed Name Certificate .....................................   1
      1.6   Limits of Company ............................................   2

                                   ARTICLE II
                                 DEFINITIONS .............................   2


                                   ARTICLE III
                   PURPOSE, MEMBER AND MEMBERSHIP INTEREST ...............   4

      3.1   Purpose and Scope ............................................   4
      3.2   Sole Member ..................................................   4
      3.3   Restrictions on the Disposition of a Membership Interest .....   4

                                   ARTICLE IV
                            CAPITAL CONTRIBUTIONS ........................   4

      4.1   Initial Capital Contribution .................................   4
      4.2   Additional Contributions .....................................   5
      4.3   Maintenance of Capital Account ...............................   5
      4.4   Limited Liability of Sole Member .............................   5




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                                    ARTICLE V
                        ALLOCATIONS AND DISTRIBUTIONS ....................   5

      5.1   Allocation of Profits and Losses .............................   5
      5.2   Interim Distributions ........................................   5
      5.3   Distributions on Termination .................................   5
      5.4   Limitation on Distributions ..................................   5
      5.5   Distributions in Kind ........................................   5

                                   ARTICLE VI
                          MANAGEMENT OF THE COMPANY ......................   6

      6.1   Management by Manager ........................................   6
      6.2   Appointment of Manager and Tenure ............................   6
      6.3   Removal ......................................................   6
      6.4   Duties of Manager ............................................   6
      6.5   Officers .....................................................   6
      6.6   Indemnification ..............................................   7

                                   ARTICLE VII
                          ACCOUNTING AND TAX MATTERS .....................   7

      7.1   Books and Records ............................................   7

                                  ARTICLE VIII
                         DISSOLUTION AND LIQUIDATION .....................   7

      8.1   Dissolution ..................................................   7
      8.2   Effect of Dissolution ........................................   7
      8.3   Winding Up Procedures ........................................   7
      8.4   Distribution of Assets Upon Dissolution ......................   7
      8.5   Distributions in Kind ........................................   8
      8.6   Articles of Dissolution ......................................   8

                                   ARTICLE IX
                              GENERAL PROVISIONS .........................   8

      9.1   Captions and Headings ........................................   8
      9.2   Amendment of Articles ........................................   8
      9.3   Amendment of this Agreement ..................................   8
      9.4   Number and Gender ............................................   8
      9.5   Binding Effect ...............................................   9
      9.6   Severability .................................................   9
      9.7   Counterparts .................................................   9
      9.8   Governing Law ................................................   9


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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           FRANKLIN PLASTICS HOLDINGS


            This LIMITED LIABILITY COMPANY AGREEMENT of Franklin Plastics Holdings LLC (the "AGREEMENT") is made as of the 31st day of March, 2000, by Consolidated Container Company LLC, a Delaware limited liability company (the "SOLE MEMBER").


                                    ARTICLE I

                             ORGANIZATIONAL MATTERS

            1.1 FORMATION. The Company was formed as a limited liability company in accordance with the Delaware Act on March 30, 2000. The Sole Member hereby agrees to continue the Company as a Delaware limited liability company under and pursuant to the Delaware Act and agrees that except as expressly provided and permitted herein to the contrary, the rights and obligations of the Sole Member and the administration and termination of the Company shall be governed by the Delaware Act.

            1.2 NAME. The name of the Company shall be, and the business of the Company shall be conducted under the name of, Franklin Plastics Holdings LLC. The Company's business may be conducted under any other name or names approved by the Manager.

            1.3 REGISTERED OFFICE AND PRINCIPAL OFFICE OF COMPANY. The Company shall maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The Company may maintain offices at such locations as the Manager deems advisable.

            1.4 TERM. The existence of the Company commenced on the Commencement Date, and the Company shall continue in existence until the dissolution of the Company pursuant to the express provisions of ARTICLE VIII hereof.

            1.5 ASSUMED NAME CERTIFICATE. The Sole Member shall execute and file any assumed or fictitious name certificate or certificates or any similar documents required by law to be filed in connection with the formation and operation of the Company.

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                                                                               2

            1.6 LIMITS OF COMPANY. The Sole Member intends that the Company shall be treated as a limited company in accordance with the Delaware Act for all purposes under state law; this Agreement shall not be construed to provide otherwise.

                                   ARTICLE II

                                   DEFINITIONS

            The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

            "ACCOUNTING YEAR" means the accounting year of the Company for accounting and tax purposes, which will be the calendar year.

            "ADDITIONAL CONTRIBUTION" means any Capital Contribution in excess of that Sole Member's Initial Contribution, made to the Company pursuant to
SECTION 4.2 hereof.

            "AGREED CONTRIBUTION" means the sum of the Sole Member's Initial Contribution and any Additional Contributions that Sole Member has made or is obligated to make to the Company.

            "AGREEMENT" means this Limited Liability Company Agreement, as it may be further amended, supplemented or restated from time to time in accordance with the terms of this Agreement.

            "CAPITAL CONTRIBUTION" means any Initial Contribution or Additional Contribution to the capital of the Company in cash or property when and as such contribution is actually made to the Company by the Sole Member.

            "CERTIFICATE" means the Certificate of Formation of the Company filed with the Secretary of State of Delaware, as it may be amended or restated from time to time.

            "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time. All references herein to the Code shall include any corresponding provision or provisions of succeeding law.

            "COMMENCEMENT DATE" means the date that the Certificate was filed with the Secretary of State of Delaware.

            "COMPANY" means Consolidated Container Company LLC, a Delaware limited liability company, established by the filing of the Certificate with the Secretary of State of Delaware.

            "DELAWARE ACT" means the Delaware Revised Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq., as amended from time to time.


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                                                                               3


            "DISSOLUTION EVENT" has the meaning set forth in SECTION 8.1.

            "DISTRIBUTABLE CASH" means the amount by which the aggregate amount of all cash and cash equivalents from time to time held by the Company on hand or in bank accounts or other temporary investments pending distribution, exceeds the aggregate of all amounts to be paid or set aside by the Company for: (i) when due, all principal and interest payments on indebtedness of the Company and all other sums payable to lenders; (ii) all cash expenditures to be incurred in the normal operations of the business of the Company; and (iii) such cash reserves as the Sole Member may mutually deem reasonably necessary for the proper operation of the business of the Company.

            "FAIR MARKET VALUE" means the price in cash, or its equivalent, that an asset would bring considering its highest and most profitable use, if then offered for sale in the open market, in competition with other similar assets at or near the same location, with a reasonable time allowed to find a purchaser.

            "INITIAL CONTRIBUTION" means the initial Capital Contribution to the Company made by the Sole Member as set forth in EXHIBIT "A" hereto.

            "LOSSES" mean the losses and deduction of the Company determined in accordance with accounting principles consistently applied from year to year under the Method of Accounting of the Company.

            "MANAGER" has the meaning set forth in SECTION 6.2.

            "MEMBERSHIP INTEREST" means the interest of the Sole Member in the Company, including, without limitation, such Member's right: (a) to a distributive share of the Profits, Losses, and other items of income, gain, loss, deduction, and credit of the Company; (b) to a distributive share of the assets of the Company; and (c) to participate in the management and operation of the Company as provided in this Agreement.

            "METHOD OF ACCOUNTING" means the accrued basis method of accounting unless another method of accounting is agreed upon by the Sole Member or is required to be used by the Code.

            "OFFICERS" has the meaning set forth in SECTION 6.5.

            "PERCENTAGE INTEREST" means the percentage interest of the Sole Member in certain allocations of Profits, Losses, and other items of income, gain, loss, or deduction and certain distributions of cash and property.

            "PERSON" means any individual or entity, public or private.


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                                                                               4


            "PROFITS" means the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year under the Company's Method of Accounting.

            "SOLE MEMBER" means Consolidated Container Holdings LLC, a Delaware limited liability company.

            "TREASURY REGULATIONS" means the Treasury Regulations promulgated under the Code, as amended and in effect (including corresponding provisions of any succeeding regulations).


                                   ARTICLE III

                     PURPOSE, MEMBER AND MEMBERSHIP INTEREST

            3.1 PURPOSE AND SCOPE. The Company is organized to transact any and all lawful business for which limited liability companies may be organized under the Delaware Act.

            3.2 SOLE MEMBER. The Sole Member of the Company is Consolidated Container Company LLC, a Delaware limited liability company, which has, subject to the provisions of SECTION 4.1 hereof, the entire Membership Interest and the entire initial Capital Account balance of the Company as shown on EXHIBIT "A" of this Agreement.

            3.3 RESTRICTIONS ON THE DISPOSITION OF A MEMBERSHIP INTEREST. Except as expressly set forth herein, the Sole Member will have the right to sell, transfer, encumber or assign all or any portion of its Membership Interest in the Company.


                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

            4.1 INITIAL CAPITAL CONTRIBUTION. Concurrently with the adoption of this Agreement, the Sole Member will contribute to the capital of the Company the Initial Contribution and will receive the Membership Interest set forth on EXHIBIT "A" of this Agreement.

            4.2 ADDITIONAL CONTRIBUTIONS. The Sole Member may, in its sole and absolute discretion, make Additional Contributions in such amounts as it deems appropriate.

            4.3 LIMITED LIABILITY OF SOLE MEMBER. The Sole Member will not be liable for the debts, obligations, or liabilities of the Company beyond such Sole Member's Agreed Contribution to the Company. The Sole Member will not be required to make any Capital Contribution or loan to the Company beyond the amount of such Sole Member's Agreed Contribution.

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                                                                               5


                                    ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

            5.1 ALLOCATION OF PROFITS AND LOSSES. All Profits and Losses of the Company for each fiscal quarter and each Accounting Year (or portion thereof) will be allocated entirely to the Sole Member as provided in this Agreement. Any credit available for federal income tax purposes Will be allocated entirely to the Sole Member in the same manner.

            5.2   INTERIM DISTRIBUTIONS. Interim distributions of
Distributable Cash will be made not less often than each fiscal quarter, or at such other times as the Manager may approve, and will be made by the Company to the Sole Member in accordance with this ARTICLE V.

            5.3 DISTRIBUTIONS ON TERMINATION. Upon the dissolution and winding-up of the Company, its assets will be distributed in the manner prescribed in ARTICLE VIII of this Agreement.

            5.4 LIMITATION ON DISTRIBUTIONS. Any other provision of this Agreement to the contrary notwithstanding, no interim distribution or distribution on termination to the Sole Member will be declared and paid unless,
(a) after the distribution is made, the Fair Market Value of all of the assets of the Company is in excess of all liabilities of the Company, other than liabilities to the Sole Member on account of its Capital Contributions; and (b) such distribution is in conformity with any outstanding loan agreements of the Company.

            5.5 DISTRIBUTIONS IN KIND. The Sole Member is entitled to demand and receive a distribution from the Company in the form of cash or any other property.


                                   ARTICLE VI

                            MANAGEMENT OF THE COMPANY

            6.1 MANAGEMENT BY MANAGER. (a) The Manager of the Company shall have full and complete discretion to manage and control the business and affairs of the Company in accordance with the terms and provisions of this Agreement.

            (b) Any action required by the Delaware Act to be taken at any management meeting, or any action that may be taken at any management meeting, may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, is signed by the Sole Member or the Manager.


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                                                                               6


            6.2 APPOINTMENT OF MANAGER AND TENURE. The Manager of the Company (the "MANAGER") will be a Person designated from time to time by the Sole Member. As of the date hereof, the Manager of the Company will be the Sole Member. The Manager will hold the office of Manager for such term and shall have the authority to exercise such powers and perform such duties as will be determined from time to time by the Sole Member. The salary or other compensation, if any, of the Manager of the Company will be fixed from time to time by the Sole Member.

            6.3 REMOVAL. The Manager may be removed as such at any time by the Sole Member, either with or without cause, in the discretion of the Sole Member. Designation of the Manager shall not of itself create contract rights.

            6.4 DUTIES OF MANAGER. The Manager shall have general and active management of the day-to-day business and affairs of the Company and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Sole Member that do not violate applicable laws.

            6.5 OFFICERS. The Manager may designate such officers of the Company as it deems necessary or appropriate from time to time, including a President, one or more Vice Presidents and a Secretary, and such other officers as the Manager shall deem desirable (the "OFFICERS"). The Manager hereby delegates to each Officer the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company.

            As of the date hereof, the Officers shall be as follows:

                  NAME                          TITLE

                  [to be decided]

            6.6 INDEMNIFICATION. The Company will indemnify its Sole Member, Manager, and Officers to the same extent a corporation may indemnify its directors, officers and others under applicable law.


                                   ARTICLE VII

                           ACCOUNTING AND TAX MATTERS

            7.1 BOOKS AND RECORDS. The Company will maintain such books and records of the operations and expenditures of the Company as the Manager and Officers shall determine.


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                                                                               7


                                  ARTICLE VIII

                           DISSOLUTION AND LIQUIDATION

            8.1 DISSOLUTION. The Company will be dissolved upon the earliest to occur of the following events: (each such event is referred to as a "DISSOLUTION EVENT"):

            (a) an election to dissolve the Company is approved in writing by the Sole Member; or

            (b) any other event occurs that, under the Delaware Act, would cause the Company's dissolution.

            8.2 EFFECT OF DISSOLUTION. Upon the dissolution of the Company, the Company will cease to carry on its business, except. insofar as may be necessary for the winding up of its business, and the assets of the Company will be determined and valued effective as of the day on which the event occurs that results in such dissolution, but the Company will not terminate until there has been a winding-up of the Company's business and affairs and the assets of the Company have been liquidated and distributed as provided in this Agreement.

            8.3 WINDING UP PROCEDURES. Upon the dissolution of the Company, the Company will (a) proceed to collect its assets; (b) convey and dispose of such of its properties as are not to be distributed in kind to the Sole Member;
(c) pay, satisfy, and discharge its liabilities, or make adequate provision for payment and discharge of such liabilities; and (d) do all other acts required to liquidate its business and affairs.

            8.4 DISTRIBUTION OF ASSETS UPON DISSOLUTION. In settling the accounts of the Company after its dissolution, the assets of the Company will be applied and distributed in the following order of priority:

            (a) First, to the extent permitted by law, and in accordance with the priorities, if any, established by applicable law, to creditors in satisfaction of liabilities of the Company, including liabilities of the Company to its Sole Member as a creditor (other than for distributions and Capital Contributions), whether by payment or establishment of reserves;

            (b)   Second, to its Sole Member.

            8.5 DISTRIBUTIONS IN KIND. If any assets of the Company are distributed in kind, such assets will be distributed in accordance the provisions of SECTION 8.4 above to the Sole Member.

            8.6 ARTICLES OF DISSOLUTION. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made for such liabilities, or in case its property and assets are not sufficient to satisfy and discharge all of the liabilities and obligations of the Company, then when all the property and assets of the Company have been applied to the extent available to the bona fide liabilities and obligations of the Company, and all of the remaining property

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                                                                               8


and assets of the Company have been distributed to its Sole Member, the Company shall cause the Certificate to be cancelled and will take such other actions as are shall necessary or appropriate to reflect the dissolution and termination of the Company.


                                   ARTICLE IX
                               GENERAL PROVISIONS

            9.1 CAPTIONS AND HEADINGS. The captions and heading used in this Agreement are for convenience of reference only and will not be taken into account in constructing the meaning or intent of this Agreement.

            9.2 AMENDMENT OF ARTICLES. The Certificate may be amended, supplemented or restated by written consent of the Sole Member. Upon executing the necessary consent with respect to, such amendment, supplement, or restatement of the Certificate, the Sole Member will cause a Certificate of Amendment to be prepared, executed, and filed in accordance with the Delaware Act.

            9.3 AMENDMENT OF THIS AGREEMENT. This Agreement may be amended, supplemented, or restated by the written consent of the Sole Member.

            9.4 NUMBER AND GENDER. Where the context so indicates, the singular will include the plural, and the use of any gender will include all other genders.

            9.5 BINDING EFFECT. Except as otherwise expressly provided herein, this Agreement will be binding upon and will inure to the benefit of the Sole Member and its heirs, legal representatives, executors, administrators, distributees, successors, and assigns.

            9.6 SEVERABILITY. If any one or more of the provisions contained in this Agreement for any reason are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provisions had never been contained in this Agreement.

            9.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original and will be binding upon the Sole Member who executed same, but all of such counterparts will constitute the same Agreement and may be sufficiently evidenced by one counterpart.

            9.8 GOVERNING LAW. This Agreement and the construction interpretation will be governed exclusively by the Delaware Act and other applicable laws of the State of Delaware.


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                                                                               9

            IN WITNESS WHEREOF, the Sole Member has executed this Limited Liability Company Agreement as of the date first set forth above.

                                    SOLE MEMBER:


                                    CONSOLIDATED CONTAINER COMPANY
                                       LLC


                                    By:   /s/ William L. Estes
                                          --------------------
                                          Its Manager


                                          By: /s/ William L. Estes
                                              ---------------------------


                                          NAME: William L. Estes
                                               --------------------------


                                          TITLE: Manager
                                                -------------------------


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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       CONSOLIDATED CONTAINER COMPANY LLC

--------------------------------------------------------------------------------

                                   EXHIBIT "A"


             INITIAL CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTEREST.


NAME OF SOLE MEMBER                                       MEMBERSHIP INTEREST

Consolidated Container Company LLC                                100%